                                                                      EXHIBIT 11

                         UNITED HEALTHCARE CORPORATION
               STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS(A)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                               THREE MONTHS          NINE MONTHS
                                                                           ENDED SEPTEMBER 30,   ENDED SEPTEMBER 30,
                                                                           --------------------  --------------------
                                                                             1997       1996       1997       1996
                                                                           ---------  ---------  ---------  ---------

PRIMARY
-------------------------------------------------------------------------
NET EARNINGS.............................................................  $   116.1  $    91.2  $   340.7  $   260.5

LESS CONVERTIBLE PREFERRED STOCK DIVIDENDS...............................       (7.2)      (7.2)     (21.6)     (21.6)
                                                                           ---------  ---------  ---------  ---------
NET EARNINGS APPLICABLE TO COMMON SHAREHOLDERS...........................  $   108.9  $    84.0  $   319.1  $   238.9
                                                                           ---------  ---------  ---------  ---------
                                                                           ---------  ---------  ---------  ---------

Weighted average common shares outstanding...............................      187.3      184.1      184.9      180.6
Additional equivalent shares issuable from assumed exercise of common
  stock options and warrants.............................................        4.7        3.0        5.6        4.4
                                                                           ---------  ---------  ---------  ---------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING...............................      192.0      187.1      190.5      185.0
                                                                           ---------  ---------  ---------  ---------
                                                                           ---------  ---------  ---------  ---------
NET EARNINGS PER COMMON SHARE............................................  $    0.57  $    0.45  $    1.68  $    1.29
                                                                           ---------  ---------  ---------  ---------
                                                                           ---------  ---------  ---------  ---------

FULLY DILUTED(B)
-------------------------------------------------------------------------
NET EARNINGS.............................................................  $   116.1  $    91.2  $   340.7  $   260.5
                                                                           ---------  ---------  ---------  ---------
                                                                           ---------  ---------  ---------  ---------

Weighted average common shares outstanding...............................      187.3      184.1      184.9      180.6
Additional equivalent shares issuable from assumed exercise of common
  stock options and warrants.............................................        4.7        3.4        5.6        4.4
Assumed conversion of convertible preferred stock........................       10.1       10.1       10.1       10.1
                                                                           ---------  ---------  ---------  ---------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING...............................      202.1      197.6      200.6      195.1
                                                                           ---------  ---------  ---------  ---------
                                                                           ---------  ---------  ---------  ---------
NET EARNINGS PER COMMON SHARE............................................  $    0.57  $    0.46  $    1.70  $    1.34
                                                                           ---------  ---------  ---------  ---------
                                                                           ---------  ---------  ---------  ---------

------------------------

(a) As discussed more fully in Footnote 4 to the condensed consolidated financial statements, the Company is required to implement a new methodology for determining earnings per share in the fourth quarter of 1997. The impact of this new methodology is not expected to be material.

(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

                                       17